EXHIBIT 10.20
                                                     ------------
                        EMPLOYMENT AGREEMENT
                       ---------------------


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of September 13, 1996, by and between Sun World International, Inc., a Delaware corporation (the "Company"), Cadiz Land Company, Inc.
("Cadiz") and Timothy J. Shaheen, an individual ("Shaheen").

         WHEREAS, the Company is a wholly-owned subsidiary of Cadiz; and

         WHEREAS, the Company wishes to employ Shaheen and Shaheen wishes to accept such employment on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties agree as follows:

         1. TERM OF EMPLOYMENT. The Company hereby employs Shaheen and Shaheen accepts such employment for a term commencing as of September
13, 1996 (the "Commencement Date"), and terminating as provided in
Section 6 below (the "Term").

         2. DUTIES. Shaheen shall be employed as the Chief Executive Officer of the Company. Shaheen's base of operations shall be at the new corporate headquarters office of the Company (to be located in Los Angeles County at a site to be determined by the Company), unless changed by mutual agreement. However, Shaheen shall also render services at the sites of the Company's operating divisions (currently based in Bakersfield and Coachella, California) as necessary to properly perform his duties. Shaheen's duties and responsibilities shall relate, generally, to the operational management of the Company. Shaheen shall report to, and take direction from, the Chairman of the Company. Shaheen shall also perform such other duties pertaining to the operations of the Company as the Board of Directors of the Company (the "Board") may from time to time direct. Shaheen shall attend all quarterly meetings of the Board. Shaheen hereby consents to serve in further capacities as an officer and/or director of the Company or any subsidiary or affiliate without any additional salary or compensation.

         3.   NECESSARY SERVICES.

              a. PERFORMANCE OF DUTIES. Shaheen agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform to the reasonable satisfaction of the Company all of the duties that may be assigned to him hereunder and shall devote such time to the performance of these duties as may be necessary therefor.

              b. FULL-TIME SERVICE. During the term of the Agreement, Shaheen shall be available on a full-time basis to perform the duties assigned him in accordance with paragraph 2 hereof; provided, however, that nothing herein shall preclude Shaheen from spending a reasonable amount of time in the management of his personal investments or with any charitable or civic venture with which Shaheen may be involved as of the date hereof; and provided, further, that such involvement shall not detract from the performance of Shaheen's duties hereunder.

             c. EXCLUSIVE SERVICES. Shaheen agrees that during the period of his employment, Shaheen shall provide services exclusively pursuant to this Agreement, and Shaheen will not, without the prior written consent of the Company (which consent may be granted or withheld in the sole and absolute discretion of the Company), directly or indirectly:

             (i) engage in the business of, or own or control any interest in (except as a passive investor owning less than 10% of the equity securities of a publicly held company), or act as director, officer of employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity, directly or indirectly engaged anywhere in the United States, its possessions or territories, in any business competitive with the business then being carried on by the Company or any affiliate;

             (ii)  plan or organize any business activity
competitive with the business or planned business of the Company or its affiliates, or combine, participate, or conspire with other employees of the Company or its affiliates or other persons or entities for the purpose of organizing any such competitive business activity; or

             (iii) divert or take away, or attempt to divert or take away, any of the customers or potential customers of the Company or its affiliates, either for himself or for any other person, firm, partnership, corporation or other business entity.

   4. BASIC COMPENSATION. Subject to such deductions as the Company may from time to time be required to make pursuant to law, governmental regulation or order, the Company agrees to pay to Shaheen an initial base salary of $250,000 per annum, commencing as of the Commencement Date. Payments shall be made in accordance with the normal payroll practices of the Company. Such base salary will be subject to annual adjustment by the Compensation Committee of the Board, in its sole and absolute discretion.

Shaheen agrees to accept the foregoing, along with any other compensation to which Shaheen may be entitled under Section 5 below, as payment in full for all services rendered by him to or for the benefit of the Company.

   5.   OTHER COMPENSATION.

        a. STOCK OPTIONS. Concurrently with the execution hereof, Cadiz shall grant to Shaheen, for a period of five (5) years from the date hereof (the "Option Date"), the right and option to purchase 400,000 theretofore authorized but unissued common shares of Cadiz at the price of $4.50 per share, which represents the market value of Cadiz's common stock upon the Option Date. The options so granted (the "Options") shall be issued under the Cadiz 1996 Stock Option Plan (the "Plan") and shall be subject to vesting, if at all, as follows:

             (i) VESTING - SIX MONTHS. 100,000 Options shall vest and shall be immediately exercisable by Shaheen six months following the Commencement Date.

             (ii) VESTING - ONE YEAR. 100,000 Options shall vest, if at all, and shall be immediately exercisable by Shaheen, on the first anniversary of the Commencement Date, provided that Shaheen is then an employee of the Company.

             (iii)  CONDITIONAL STOCK OPTIONS - 1996 EARNINGS.
50,000 Options shall vest, if at all, and shall be immediately exercisable by Shaheen, upon the certification by the independent outside auditors of the Company that the Company has achieved earnings before interest, taxes, depreciation and amortization (before extraordinary professional fees relating to the reorganization of the Company and before any extraordinary gains from asset sales) (the "EBITDA Amount") for the year ended December 31, 1996 of $20,530,000 or more (prior to the payment of any management fees by the Company to Cadiz). In the event of a change in the fiscal year end of the Company, suitable pro-rata adjustments shall be made to the foregoing EBITDA Amount.

             (iv)   CONDITIONAL STOCK OPTIONS - 1997 EARNINGS.
50,000 Options shall vest, if at all, and shall be immediately exercisable by Shaheen, upon the certification by the independent outside auditors of the Company that the Company has achieved an EBITDA Amount for the year ended December 31, 1997 in an amount to be established by the agreement of Shaheen and the Chairman of the Company prior to the commencement of such year.

             (v) CONDITIONAL STOCK OPTIONS - BOARD DISCRETION. 100,000 Options shall vest, if at all, and shall be immediately exercisable by Shaheen, at the discretion of the Board of Directors of Cadiz, based upon the Board's good faith evaluation of the performance of the Company under Shaheen.

             (vi)  ADDITIONAL CONDITIONS TO OPTIONS.
Nothwithstanding anything to the contrary herein, no Option shall be exercisable until such date as the stockholders of Cadiz have approved the Plan and have approved an increase in the authorized capital stock of Cadiz in an amount sufficient to permit exercise of the Options.
It shall be a further condition to the grant and vesting of any options described in this paragraph 5(a) that (a) concurrently with the grant of such options, Shaheen shall provide to Cadiz such written documentation, including representations and warranties, as Cadiz may require in order to establish compliance with any applicable state or federal securities laws, and (b) at the time of vesting, Shaheen shall be an active employee of the Company. It shall also be a condition to the grant and vesting of any options described in subsections 5(a)(iii) and 5(a)(iv) that Shaheen be an employee of the Company at the end of the fiscal year to which such options relate.

        b.   CASH BONUSES.

             (i) MANDATORY BONUSES. Shaheen will be entitled to receive a Supplemental Bonus during the first two years of Shaheen's employment as follows:

                  (a)  YEAR ENDED DECEMBER 31, 1996.  If the
   Company achieves 100% of its budgeted EBIDTA Amount for the year ended December 31, 1996 (i.e. $20,530,000), Shaheen will be paid a cash bonus equal to 50% of Shaheen's annual base salary (as determined on an annualized basis for such year, but pro-rated for the period January 29, 1996 - December 31, 1996). The amount of this bonus will be subject to increase if the EBIDTA Amount for the year ended December 31, 1996 is greater than 100% of budget, up to a maximum of 100% of Shaheen's annual base salary if the EBITDA Amount is 120% of budget. If the EBITDA Amount for the year ended December 31, 1996 is greater than 100% of budget, but lower than 120% of budget, the amount of the bonus payable shall be calculated on a pro-rata basis. By way of example only, if the Company achieves 110% of budget, the cash bonus will equal 75% of Shaheen's annual base salary The cash bonus will be payable promptly following certification by the independent outside auditors of the Company of the Company's EBITDA Amount for the year.

                  (b) YEAR ENDED DECEMBER 31, 1997. A cash bonus will be payable to Shaheen for the year ended December 31, 1997 on the basis as described in subparagraph (a) above, except that the Company's budgeted EBITDA Amount for such year shall be established by the agreement of Shaheen and the Chairman of the Company prior to the commencement of such year.

                  (c) ADDITIONAL CONDITIONS TO BONUSES. It shall be a further condition to the payment of any bonuses described in this paragraph 5(b)(i) that Shaheen be an employee of the Company at the end of the fiscal year to which such bonuses relate.

             (ii) DISCRETIONARY BONUSES. The Company may grant to Shaheen annual bonuses in further compensation and as special recognition for his services to the Company. Any such bonuses, which shall not be mandatory, may be granted in the sole discretion of the Board of Directors of the Company and at such times and in such manner as the Board of Directors of the Company may determine.

        c. FRINGE BENEFITS. In addition to the compensation set forth above, Shaheen shall be entitled to the following benefits:

              i. Four (4) weeks annual vacation during each of the first two years of employment, provided that no more than two weeks are to be taken consecutively;

             ii. Sick leave and personal leave with pay in accordance with the prevailing policies of the Company;

            iii. Medical coverage under the group medical insurance plan of the Company (or COBRA coverage, at the election of Shaheen);

             iv. Participation in any pension plan maintained by the Company for the general benefit of its employees;

              v. At Shaheen's option, either (i) the Company shall pay to Shaheen an automobile allowance of $650 per month, or (ii) the Company, at its expense, shall furnish to Shaheen a fully equipped automobile of comparable value for use during the term of this Agreement; and

             vi. Any other benefits not specifically set forth herein as may be granted by the Company or Cadiz, in its sole and absolute discretion.

        d. DEDUCTION AND REIMBURSEMENT. Shaheen hereby agrees that the Company may deduct and withhold from the compensation payable to Shaheen hereunder any amounts of money required to be deducted or withheld by the Company under the provisions of any and all applicable local, state or federal statutes or regulations or any amendments thereto hereafter enacted requiring the withholding or deducting of compensation. In the event the Company makes any payments or incurs any charges for Shaheen's account, the Company shall have the right, and Shaheen hereby authorizes the Company, to deduct from any compensation payable to Shaheen hereunder any charges so paid or incurred by the Company, but such right of deduction shall not be deemed to limit or exclude any other rights of credit or recovery or any other remedies the Company otherwise may have. Nothing hereinabove set forth shall be deemed to obligate the Company to make any such payments or incur any such charges. If it is determined that such deduction is unauthorized, the Company agrees to reimburse Shaheen promptly, it being understood, however, that notwithstanding the determination that any deduction was unauthorized, the making of such deductions shall not be deemed to be a breach by the Company of any of its obligations to Shaheen hereunder.

   6.   TERMINATION.

        a. Except as provided in subsection (b) below, this Agreement shall terminate:

              i. At the election of the Company, upon the death or permanent disability of Shaheen, "permanent disability" being defined as any continuous loss of one-half (1/2) or more of the time spent by Shaheen in the usual daily performance of his duties as a result of physical or mental illness for a continuous period in excess of ninety
(90) days.

             ii. At such time, if any, as the Company ceases to conduct business for any reason whatsoever.

            iii. At the election of the Company, upon the breach by Shaheen of any term or condition of this Agreement or upon the dismissal of Shaheen by the Company for cause. For purposes of this Agreement, the Company shall have "cause" to terminate Shaheen's employment if he (1) engages in one or more acts constituting a felony; (2) engages in one or more acts involving fraud or serious moral turpitude; or (3) misappropriates Company assets or engages in gross misconduct materially injurious to the Company or its affiliates or subsidiaries.

             iv. During the first year of employment hereunder, at any time upon 180 days' written notice of termination by either party to the other, and thereafter at any time upon 90 days' written notice of termination by either party to the other. Such termination may be with or without cause for any reason whatsoever, whether arbitrary or not, provided, however, that any amount due under Section 4 hereof shall be prorated as of the date of termination and the amount so determined to be due and payable hereunder shall be paid within thirty
(30) days after said date of termination to Shaheen or his estate, as applicable. The Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits upon, Shaheen after the date of termination; provided, however, that termination of this Agreement shall not affect the right of Shaheen to exercise any theretofore vested options granted pursuant to Section 5(a) above.

        b. RETURN OF COMPANY'S PROPERTY. If this Agreement is terminated for any of the foregoing reasons, the Company may, at its option, require Shaheen to vacate his offices prior to the effective date of a termination and to cease all activities on the Company's behalf. Shaheen agrees that on the termination of his employment in any manner, he will immediately deliver to the Company all notebooks, brochures, documents, memoranda, reports, price lists, files, invoices, purchase orders, books, correspondence, customer lists, or other written or graphical records, and the like, relating to the business or work of the Company, which are or have been in his possession or under his control and which have not been returned to the Company. Shaheen hereby expressly acknowledges that all such materials referenced above are the property of the Company.

        c. PUBLIC IDENTIFICATION. If this Agreement is terminated pursuant to any provision of this Section 6, Shaheen shall immediately and forever thereafter cease to hold himself out to any person, firm, partnership, corporation or other entity as an employee, agent, independent contractor or representative of the Company or of any entity owned by, or affiliated with, the Company.

   7. EXPENSES. The Company shall reimburse Shaheen for all out-of-pocket expenses incurred by Shaheen in the performance of his duties hereunder, including, but not limited to, telephone, travel, and office expenses, all subject to such written guidelines and/or requirements for verification as the Company may, in its sole and absolute discretion, establish.

   8.   CONFIDENTIALITY AND TRADE SECRETS.  For purposes of this
Section 8, the term "Company" shall collectively refer to the Company and any affiliate thereof.

        a. CONFIDENTIAL INFORMATION. Shaheen shall keep in strictest confidence all information relating to the business, affairs, customers and suppliers of the Company (collectively hereinafter referred to as "Trade Secrets"), including, among other things but without limitation, the Company's cost of performing services, pricing formulae, methods or procedures, and customer lists, which Shaheen may acquire during the performance of his services and duties hereunder and which is not otherwise generally known to the public. Shaheen acknowledges that such Trade Secrets are of great value, and have been developed and/or acquired at great expense to the Company, and the Company would not enter into this contract of employment and such information would not be made available to Shaheen in Shaheen's fiduciary capacity unless the Company were assured that all such information will be used for the exclusive benefit of the Company. Accordingly, during the term of this Agreement, and at all times thereafter, Shaheen shall not publish, communicate, divulge, disclose or use, whether or not for his own benefit, any such information without the prior written consent of the Company.
Further, Shaheen agrees that during the period of his employment, Shaheen will not, directly or indirectly, engage in the business of, or own or control any interest in (except as a passive investor owning less than 10% of the equity securities of a publicly held company), or act as a director, officer of employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity, directly or indirectly engaged anywhere in the United States, its possessions and territories, in any business competitive with the business then being carried on by the Company; nor will Shaheen engage in any such activity following the termination of his employment hereunder (however and by whomever caused and irrespective or whether or not such termination is for cause), if the loyal and complete fulfillment by Shaheen of such activities would demand, inherently, that Shaheen reveal Trade Secrets.

        b. CUSTOMER INFORMATION. Shaheen hereby specifically agrees that he will not utilize any information concerning the customers of the Company which Shaheen acquires during the term of this Agreement, whether or not the same originated through Shaheen's efforts, for any purpose detrimental to the business of the Company. Without limitation of the foregoing, Shaheen agrees that he shall not at any time interfere with any existing contracts of the Company, and further agrees that he shall not engage in business discussions with any person or entity with whom he or the Company are in negotiations at the time he ceases to be an employee of the Company until after such negotiations have been concluded.

        c. SOLICITATION OF EMPLOYEES. Shaheen acknowledges that important factors in the Company's business and operations are the loyalty and good will of its employees and its customers.
Accordingly, Shaheen agrees that both during the term of this Agreement and after the expiration or termination of this Agreement he will not enter into, and will not participate in, any plan or arrangement to cause any of the Company's employees to terminate his employment with the Company or hire any of such employees in connection with business initiated by Shaheen or any other person, firm or corporation. Shaheen further agrees that information as to the capabilities of the Company's employees, their salaries and benefits, and the other terms of their employment is confidential and proprietary to the Company and constitutes its valuable trade secrets.

        d. ONGOING OBLIGATION. The provisions in this Section 8 shall be binding during Shaheen's employment and at all times thereafter, regardless of the circumstances or reasons for termination of this Agreement. In the event the provisions in this Section 8 are more restrictive than permitted by the laws of the jurisdiction in which enforcement of this provision is sought, such provisions shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     9. REMEDY FOR BREACH. Shaheen acknowledges that the services to be rendered by him hereunder are of a special, unique and extraordinary character, which gives this Agreement a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and a breach by Shaheen of the provisions of this Agreement will cause the Company irreparable injury. It is, therefore, expressly acknowledged that this Agreement may be enforced by injunction and other equitable remedies, without bond. Such relief shall not be exclusive, but shall be in addition to any other rights or remedies Company may have for such breach, and Company shall be entitled to recover all costs and expenses, including reasonably attorneys' fees, incurred by reason of any breach of the covenants of this Agreement.

     10. LITIGATION AND ATTORNEYS FEES. In the event of any litigation between the parties hereto in connection with this Agreement or to enforce any provision or right hereunder, the unsuccessful party to such litigation shall pay to the successful party therein all costs and expenses, including but not limited to reasonable attorneys' fees incurred therein by such successful party, which costs, expenses and attorneys' fees shall be included as a part of any judgment rendered in such action in addition to any other relief to which the successful party may be entitled.

       11.   GENERAL PROVISIONS.

              a. The failure of the Company at any time to enforce performance by Shaheen of any provisions of this Agreement shall in no way affect the Company's rights thereafter to enforce the same, nor shall the waiver by the Company of any breach of any provision hereof be held to be a waiver of any other breach of the same or any other provision.

              b. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company; provided, however, it is understood and agreed that the services to be rendered and the duties to be performed by Shaheen hereunder are of a special, unique and personal nature and that it would be difficult or impossible to replace such services; by reason thereof, Shaheen may not assign either the benefits or the obligations of this Agreement.

             c. Shaheen shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

             d. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements and negotiations between the parties.

              e. The headings of the several paragraphs in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

              f. This Agreement may not be modified except by a written instrument signed by all parties hereto.

              g. All clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, such clauses or covenants shall be limited as permitted under applicable law, or, if the same are not susceptible to such limitation, this Agreement shall be interpreted as if such invalid clauses or covenants were not contained herein.

              h. This Agreement is made with reference to the laws of the State of California and shall be governed by and construed in accordance therewith. Any litigation concerning or to enforce the provisions of this Agreement shall be brought in the courts of the State of California.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  SHAHEEN:



                                  /s/ Timothy J. Shaheen
                                  -----------------------
                                      Timothy J. Shaheen


                                 THE COMPANY

                                 Sun World International, Inc.



                                 By:   /s/ Keith Brackpool
                                 -------------------------
                                  Keith Brackpool, Chairman

                                 CADIZ

                                 Cadiz Land Company, Inc.



                                 By:  /s/ Dwight Makins
                                  -----------------------
                                  Dwight Makins,  Chairman



                                 By:  /s/ Keith Brackpool
                                 ----------------------------
                                  Keith Brackpool, Chief Executive Officer